Exhibit 99.1

Pacific Premier Bancorp, Inc. to Acquire Opus Bank, Creating a $20 Billion Banking Franchise in the Western United States

Highlights of the Announced Transaction:

•	Increases Pacific Premier’s presence in California by 60% to $13.0 billion in deposits

•	Enables Pacific Premier to enter Seattle market with $1.2 billion in deposits

•	Creates scale for continued investment and greater operational efficiency

•	Diversification of revenue and fee income for Pacific Premier

•	Double-digit EPS accretion for Pacific Premier

Irvine, Calif., February 3, 2020 - Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company”, “Pacific Premier”, “we”, “us” or “our”), the holding company of Pacific Premier Bank, and Opus Bank (NASDAQ: OPB) (“Opus”) today announced they have entered into a definitive agreement under which Pacific Premier will acquire Opus in an all-stock transaction valued at approximately $1.0 billion, or $26.82 per share, based on a closing price for Pacific Premier’s common stock of $29.80 as of January 31, 2020. Pacific Premier expects the transaction to be 14% accretive to EPS in 2021 with a 1.8 year earnback period to tangible book value per share based on anticipated cost savings of approximately 25%.

Opus is headquartered in Irvine, California with $8.0 billion in total assets, $5.9 billion in gross loans and $6.5 billion in total deposits as of December 31, 2019. Opus operates 46 banking offices located throughout California, Washington, Oregon and Arizona. The transaction will increase Pacific Premier’s total assets to approximately $20 billion on a pro forma basis as of December 31, 2019.

Steven R. Gardner, Chairman, President and Chief Executive Officer of Pacific Premier, commented, “We are excited to announce this transformative merger that we believe will create one of the premier commercial banks in the Western United States. The combination with Opus provides us with a meaningful presence in attractive major metropolitan markets with operational scale, a complementary set of banking products and services, and improved revenue and business diversification. As a result of this transaction, we believe we will be well-positioned to generate profitable growth in the future and to benefit the combined institution’s shareholders.”

“We are pleased to be partnering with Pacific Premier and believe the combination creates one of the most attractive banks in the Western U.S.,” said Paul Taylor, President and Chief Executive Officer of Opus. “We look forward to the opportunities and benefits this combination will bring to our shareholders, in terms of prospects for future earnings growth, immediate dividend pick-up and diversification, as well as to clients, employees and the many communities we serve.”

Anticipated Benefits of the Transaction

•	Financially attractive with double-digit EPS accretion in 2021 and tangible book value earnback period of 1.8 years

•	Increased scale provides improved opportunities to enhance efficiencies and leverage investment in technology

•	Greater revenue diversification with the addition of Opus’ strong fee income generating businesses

•	Adds a large source of stable, low-cost deposits through escrow and trust business lines, collectively providing $2.0 billion in deposits with a blended cost of deposits of 0.10%

•	Accelerated capital generation facilitating continued prudent capital management and creating additional opportunities to return capital to shareholders

Transaction Details

Under the terms of the definitive agreement, which was approved by the Board of Directors of both companies, holders of Opus common stock (including holders of Opus Series A preferred stock whose shares will be treated on an as-converted basis) will have the right to receive 0.90 shares of Pacific Premier common stock for each share of Opus common stock they own.

Existing Pacific Premier shareholders will own approximately 63% of the outstanding shares of the combined company, and Opus shareholders are expected to own approximately 37%.

The transaction is expected to close in the second quarter of 2020, subject to satisfaction of customary closing conditions, including regulatory approvals and shareholder approval from Pacific Premier and Opus shareholders. Opus directors who own shares of Opus common stock, executive officers and certain shareholders have entered into agreements with Pacific Premier pursuant to which they have committed to vote their shares of Opus common stock in favor of the acquisition. For additional information about the proposed acquisition of Opus, shareholders are encouraged to carefully read the definitive agreement, which will be filed with the Securities and Exchange Commission (“SEC”).

D.A. Davidson & Co. acted as financial advisor to Pacific Premier in the transaction and delivered a fairness opinion to the Board of Directors of Pacific Premier. Holland & Knight LLP served as legal counsel to Pacific Premier. Piper Sandler & Co. acted as financial advisor to Opus and delivered a fairness opinion to the Board of Directors of Opus. Sullivan & Cromwell LLP served as legal counsel to Opus.

Conference Call, Webcast and Investor Presentation

The Company will host a conference call at 8:00 a.m. PT / 11:00 a.m. ET on Monday, February 3, 2020 to discuss the merger announcement. Analysts and investors may participate in the question-and-answer session. The conference call can be accessed by telephone at 866-290-5977 and asking to join the “Pacific Premier Bancorp” conference call. Additionally, a telephone replay will be made available through February 10, 2020 at 877-344-7529, access code 10139104. The conference call will be webcast live on the Investor Relations section of the Company’s website. An archived version of the webcast will be made available in the same location shortly after the live call has ended.

A presentation to be discussed on the conference call will be made available on the Presentations page of the Company’s investor relations website.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest banks headquartered in Southern California with approximately $11.8 billion in assets as of December 31, 2019. Pacific Premier Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Orange, Los Angeles, Riverside, San Bernardino, San Diego, San Luis Obispo and Santa Barbara, California, as well as markets in the states of Arizona, Nevada and Washington. Through its more than 40 depository branches, Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction and SBA loans, as well as specialty banking products for homeowners' associations and franchise lending nationwide.

About Opus Bank

Opus Bank is an FDIC-insured California-chartered commercial bank with $8.0 billion of total assets, $5.9 billion of total loans, and $6.5 billion in total deposits as of December 31, 2019. Opus Bank provides commercial and retail banking products and solutions to its clients in western markets from its headquarters in Irvine, California and through 46 banking offices, including 28 in California, 16 in the Seattle/Puget Sound region in Washington, one in the Phoenix metropolitan area of Arizona and one in Portland, Oregon. Opus Bank offers a suite of treasury and cash management and depository solutions, and a wide range of loan products, including commercial, healthcare, media and entertainment, corporate finance, multifamily residential, commercial real estate and structured finance, and is an SBA preferred lender. Opus Bank offers commercial escrow services and facilitates 1031 Exchange transactions through its Escrow and Exchange divisions. Additionally, Opus Bank’s wholly-owned subsidiary, PENSCO Trust Company, has approximately $14 billion of custodial IRA assets and approximately 46,000 client accounts, which are comprised of self-directed investors, financial institutions, capital raisers and financial advisors. Opus Bank is an Equal Housing Lender.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier and Opus. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Pacific Premier’s and Opus’s current expectations and assumptions regarding Pacific Premier’s and Opus’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect Pacific Premier’s or Opus’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive agreement and plan of reorganization between Pacific Premier and Opus, the outcome of any legal proceedings that may be instituted against Pacific Premier or Opus, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Pacific Premier and Opus do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of Pacific Premier and Opus successfully, and the dilution caused by Pacific Premier’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, each of Pacific Premier and Opus disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Pacific Premier, Opus and factors which could affect the forward-looking statements contained herein can be found in Pacific Premier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019, and its other filings with the SEC, and in Opus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019, and its other filings with the Federal Deposit Insurance Corporation (“FDIC”).

Additional Information About the Merger and Where to Find It

In connection with the proposed acquisition transaction, a registration statement on Form S-4 will be filed with the SEC that will include a joint proxy statement/prospectus filed with the SEC and the FDIC to be distributed to the shareholders of Opus and Pacific Premier in connection with their votes on the acquisition. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC OR THE FDIC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. The final joint proxy statement/prospectus will be mailed to shareholders of Opus and Pacific Premier. Investors and security holders will be able to obtain the documents, and any other documents Pacific Premier has filed with the SEC, free of charge at the SEC’s website, www.sec.gov or by accessing Pacific Premier’s website at www.ppbi.com under the “Investor Relations” link and then under the heading “SEC Filings”. Investors and security holders will be able to obtain the documents, and any other documents Opus has filed with the FDIC, free of charge at Opus’s website at www.opusbank.com under the tab “Investor Relations” and then under the heading “Presentations & Filings”. In addition, documents filed with the SEC by Pacific Premier or with the FDIC by Opus will be available free of charge by (1) writing Pacific Premier at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention: Investor Relations, or (2) writing Opus at 19900 MacArthur Boulevard, 12th Floor, Irvine, CA 92612, Attention: Investor Relations.

Before making any voting or investment decision, shareholders of Pacific Premier and Opus are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction, Pacific Premier and Opus. Free copies of these documents may be obtained as described above.

The directors, executive officers and certain other members of management and employees of Pacific Premier may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction from the shareholders of Pacific Premier. Information about Pacific Premier’s directors and executive officers is included in the proxy statement for its 2019 annual meeting of Pacific Premier’s shareholders, which was filed with the SEC on April 9, 2019.

The directors, executive officers and certain other members of management and employees of Opus may also be deemed to be participants in the solicitation of proxies in connection with the proposed transaction from the shareholders of Opus. Information about the directors and executive officers of Opus is included in the proxy statement for its 2019 annual meeting of Opus shareholders, which was filed with the FDIC on March 14, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition when it becomes available. Free copies of this document may be obtained as described above.

Pacific Premier Bancorp, Inc.
Steven R. Gardner
Chairman, President & Chief Executive Officer
(949) 864-8000
sgardner@ppbi.com

Ronald J. Nicolas, Jr.
Senior Executive Vice President & Chief Financial Officer
(949) 864-8000
rnicolas@ppbi.com